Exhibit 99.1

EXL REPORTS 2019 THIRD QUARTER RESULTS

2019 Third Quarter Revenues of $251.4 Million, up 8.8% year-over-year
Q3 Diluted EPS (GAAP) of $0.55, up from $0.43 in Q3 of 2018
Q3 Adjusted Diluted EPS (Non-GAAP) of $0.84, up from $0.71 in Q3 of 2018

New York, NY - October 29, 2019 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended September 30, 2019.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL generated revenues of $251.4 million during the third quarter of 2019, up 8.8% year-over-year, and adjusted diluted EPS of $0.84, up 18.3%, year-over-year.

“The strong growth in operations management this quarter is reflective of the investment EXL has made to create digital solutions and digitally-enabled operating models to deliver business outcomes for our clients. These solutions orchestrate our deep domain expertise with data capabilities, advanced analytics and digital technologies, enhancing our position as a strategic digital transformation partner in our markets. Our pipeline across insurance, healthcare and analytics remains strong as we end 2019 and look forward to continued growth momentum in 2020.”

Vishal Chhibbar, Chief Financial Officer, said, “We are narrowing our revenue guidance for 2019 to $980 million - $990 million from $976 million - $996 million. The mid-point of our guidance of $985 million reflects better performance in the third quarter, an annual revenue forecast of approximately $12 million for Health Integrated, offset by a foreign exchange headwind of $2 million. Our guidance now represents annual revenue growth of 12% to 13% on a constant currency basis. Our adjusted diluted EPS guidance for 2019 is being increased to $2.95 - $3.05 from $2.86 - $2.98. Our balance sheet remains strong with cash and short-term investments of $280.8 million as of September 30, 2019.”

Financial Highlights: Third Quarter 2019
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (consisting of our Banking & Financial Services, Utilities and Consulting operating segments) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

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Revenues for the quarter ended September 30, 2019 increased to $251.4 million compared to $231.1 million for the third quarter of 2018, an increase of 8.8% on a reported basis and 9.3% on a constant currency basis from the third quarter of 2018, as well as an increase of 3.2% sequentially on a reported basis and 3.5% on a constant currency basis, from the second quarter of 2019.

	Revenues			Gross Margin
	Three months ended			Three months ended
	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,
Reportable Segments	2019	2018	2019	2019	2018	2019
	(dollars in millions)
Insurance	$77.7	$64.3	$72.2	33.7%	32.3%	30.9%
Healthcare	24.0	20.4	20.0	19.1%	22.5%	15.7%
Travel, Transportation & Logistics	17.0	17.3	17.5	42.2%	42.4%	43.1%
Finance & Accounting	26.5	24.5	26.4	37.3%	39.2%	39.5%
All Other	17.4	21.9	19.5	29.1%	34.7%	36.9%

Analytics	88.8	82.7	87.9	34.8%	35.1%	34.6%
Total revenues, net	$251.4	$231.1	$243.5	33.4%	34.2%	33.3%

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Operating income margin for the quarter ended September 30, 2019 was 8.9%, compared to an operating income margin of 8.5% for the third quarter of 2018 and operating income margin of 5.7% for the second quarter of 2019. During the quarters ended September 30, 2019 and June 30, 2019 we recorded impairment and restructuring charges of $0.5 million and $5.6 million respectively, related to the wind down of the Health Integrated business, which is ongoing and expected to be substantially complete by the end of 2019. Adjusted operating income margin for the quarter ended September 30, 2019 was 14.3% compared to 14.1% for the third quarter of 2018 and 13.2% for the second quarter of 2019.

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Diluted earnings per share for the quarter ended September 30, 2019 was $0.55 compared to $0.43 for the third quarter of 2018 and diluted earnings per share of $0.36 for the second quarter of 2019. During the quarters ended September 30, 2019 and June 30, 2019 we recorded impairment and restructuring charges of $0.5 million and $5.6 million respectively, related to the wind down of the Health Integrated business, which reduced our GAAP diluted EPS by $0.01 and $0.12, respectively. Adjusted diluted earnings per share for the quarter ended September 30, 2019 was $0.84 compared to $0.71 for the third quarter of 2018 and $0.74 for the second quarter of 2019.

Business Highlights: Third Quarter 2019

•	Won 11 new clients in Q3 including eight in our operations management businesses and three in Analytics

•	Recognized as a Leader and Star Performer in the Everest Group Life and Pensions Insurance BPO Services PEAK Matrix™ Assessment 2019

•	Recognized as a Leader in the Everest Group Clinical and Care Management BPS Services PEAK Matrix™ Assessment 2019

•	Recognized as a Major Contender in the Everest Group Healthcare Payer Payment Integrity Solutions PEAK Matrix™ Assessment 2020

2019 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 71.0, British Pound to U.S. Dollar exchange rate of 1.27, U.S. Dollar to the Philippine Peso exchange rate of 52.0 and all other currencies at current exchange rates, we are providing the following guidance:

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Revenue of $980 million to $990 million, representing an annual revenue growth rate of 12% to 13% on a constant currency basis and which includes approximately $12 million of revenues from the Health Integrated business for 2019, offset by foreign exchange headwind of $2 million.

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Adjusted diluted earnings per share of $2.95 to $3.05, which includes adjusted EPS losses of approximately $0.25 from the Health Integrated business and excludes one-time wind down costs of $8.5 million to $10 million.

Conference Call
ExlService Holdings, Inc. will host a conference call on Tuesday, October 29, 2019 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help businesses enhance revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Digital EXLerator FrameworkTM, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 31,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Latin America, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenues, net	$251,392	$231,124	$734,474	$648,209
Cost of revenues(1)	167,542	152,157	487,228	429,907
Gross profit(1)	83,850	78,967	247,246	218,302
Operating expenses:
General and administrative expenses	29,590	28,704	93,349	85,610
Selling and marketing expenses	18,302	16,490	53,996	45,593
Depreciation and amortization	13,047	14,099	39,466	35,185
Impairment and restructuring charges	489	—	7,296	—
Total operating expenses	61,428	59,293	194,107	166,388
Income from operations	22,422	19,674	53,139	51,914
Foreign exchange gain, net	1,009	1,385	3,471	3,414
Interest expense	(3,180)	(2,475)	(10,626)	(3,719)
Other income, net	4,563	2,466	13,088	8,232
Income before income tax expense and earnings from equity affiliates	24,814	21,050	59,072	59,841
Income tax expense	5,701	5,739	12,571	6,796
Income before earnings from equity affiliates	19,113	15,311	46,501	53,045
Loss from equity-method investment	69	62	198	176
Net income attributable to ExlService Holdings, Inc. stockholders	$19,044	$15,249	$46,303	$52,869
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.55	$0.44	$1.35	$1.53
Diluted	$0.55	$0.43	$1.33	$1.50
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	34,322,449	34,458,520	34,382,787	34,472,232
Diluted	34,699,497	35,207,991	34,744,968	35,217,814
(1) Exclusive of depreciation and amortization.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,432	$95,881
Short-term investments	179,340	184,489
Restricted cash	5,412	5,608
Accounts receivable, net	179,702	164,752
Prepaid expenses	9,364	11,326
Advance income tax, net	3,002	9,639
Other current assets	27,974	28,240
Total current assets	506,226	499,935
Property and equipment, net	78,471	73,510
Operating lease right-of-use assets	88,753	—
Restricted cash	2,441	2,642
Deferred tax assets, net	6,190	6,602
Intangible assets, net	78,845	95,495
Goodwill	349,530	349,984
Other assets	32,967	31,015
Investment in equity affiliate	2,555	2,753
Total assets	$1,145,978	$1,061,936
Liabilities and equity
Current liabilities:
Accounts payable	$3,658	$5,653
Current portion of long-term borrowings	20,876	21,423
Deferred revenue	9,585	7,722
Accrued employee costs	59,568	54,893
Accrued expenses and other current liabilities	69,876	64,169
Current portion of operating lease liabilities	23,516	—
Income taxes payable	575	1,012
Current portion of finance lease liabilities	248	223
Total current liabilities	187,902	155,095
Long term borrowings	223,916	263,241
Finance lease liabilities, less current portion	436	315
Deferred tax liabilities, net	720	8,445
Operating lease liabilities, less current portion	76,080	—
Other non-current liabilities	9,241	16,521
Total liabilities	498,295	443,617
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 38,322,354 shares issued and 34,107,851 shares outstanding as of September 30, 2019 and 37,850,544 shares issued and 34,222,476 shares outstanding as of December 31, 2018	38	38
Additional paid-in capital	386,060	364,179
Retained earnings	530,547	484,244
Accumulated other comprehensive loss	(86,153)	(83,467)
Total including shares held in treasury	830,492	764,994
Less: 4,214,503 shares as of September 30, 2019 and 3,628,068 shares as of December 31, 2018, held in treasury, at cost	(182,809)	(146,925)
Stockholders’ equity	647,683	618,069
Non-controlling interest	—	250
Total equity	647,683	618,319
Total liabilities and equity	$1,145,978	$1,061,936

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, provision for litigation settlement, non-cash interest expense on convertible senior notes, restructuring charges and acquisition-related expenses. Acquisition-related expenses include, amortization of acquisition-related intangible assets, changes in the fair value of earn-out consideration liabilities, impairment charges of acquired long-lived and intangible assets including goodwill and other acquisition-related costs and benefits such as external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of incremental income tax expense related to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), non-recurring other tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Effective second quarter of 2018, EXL excludes other acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs pertaining to successful acquisitions from its non-GAAP financial measures, wherever applicable. Considering EXL’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions, EXL’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons from period-to-period and between EXL’s operating results and those of other companies. Other acquisition-related costs are excluded in the period in which an acquisition is consummated.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee decreased from 70.67 during the quarter ended September 30, 2018 to 70.35 during the quarter ended September 30, 2019, representing an appreciation of 0.4%. The average exchange rate of the U.S. Dollar against the Philippine Peso decreased from 53.53 during the quarter ended September 30, 2018 to 51.59 during the quarter ended September 30, 2019, representing an appreciation of 3.6%. The average exchange rate of the British Pound against the U.S. Dollar decreased from 1.31 during the quarter ended September 30, 2018 to 1.22 during the quarter ended September 30, 2019, representing a depreciation of 6.8%.
The following table shows the reconciliation of these non-GAAP financial measures for the three months ended September 30, 2019 and September 30, 2018, and the three months ended June 30, 2019:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	September 30,		June 30,
	2019	2018	2019
Net Income (GAAP)	$19,044	$15,249	$12,564
add: Income tax expense	5,701	5,739	2,670
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(2,323)	(1,314)	(1,378)
Income from operations (GAAP)	$22,422	$19,674	$13,856
add: Stock-based compensation expense	7,427	5,344	7,155
add: Amortization of acquisition-related intangibles	5,502	6,718	5,554
add: Impairment and restructuring charges (a)	489	—	5,580
add: Acquisition-related expenses (b)	—	855	—
Adjusted operating income (Non-GAAP)	$35,840	$32,591	$32,145
Adjusted operating income margin as a % of Revenues (Non-GAAP)	14.3%	14.1%	13.2%
add: Depreciation	7,545	7,381	7,198
Adjusted EBITDA (Non-GAAP)	$43,385	$39,972	$39,343
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	17.3%	17.3%	16.2%

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.
(b) To exclude acquisition-related expenses. See descriptions above for more information.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three Months Ended
	September 30,		June 30,
	2019	2018	2019
Net income (GAAP)	$19,044	$15,249	$12,564
add: Stock-based compensation expense	7,427	5,344	7,155
add: Amortization of acquisition-related intangibles	5,502	6,718	5,554
add: Impairment and restructuring charges (a)	489	—	5,580
add: Acquisition-related expenses/(benefits) (b)	(761)	855	—
add: Non-cash interest expense related to convertible senior notes (c)	618	—	618
subtract: Tax impact on stock-based compensation expense (d)	(1,790)	(1,460)	(1,571)
subtract: Tax impact on amortization of acquisition-related intangibles	(1,188)	(1,435)	(1,198)
subtract: Tax impact on impairment and restructuring charges	(120)	—	(1,367)
subtract: Tax impact on acquisition-related expenses/(benefits)	186	(218)	—
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(150)	—	(150)
subtract: Non-recurring tax benefit (e)	—	—	(1,471)
Adjusted net income (Non-GAAP)	$29,257	$25,053	$25,714
Adjusted diluted earnings per share (Non-GAAP)	$0.84	$0.71	$0.74

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.
(b) To exclude acquisition-related expenses and one-time benefits. See descriptions above for more information.
(c) To exclude non-cash interest expense related to convertible senior notes.
(d) Tax impact includes $21 and $288 during the three months ended September 30, 2019 and 2018 respectively, and $57 during the three months ended June 30, 2019 related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.
(e) To exclude non-recurring tax benefit related to certain deferred tax assets and liabilities.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com